                                                                   Exhibit 10.16


                                FIRST AMENDMENT
                                      TO
                        RECEIVABLES PURCHASE AGREEMENT
                                      AND
                               SUPPORT AGREEMENT

          This First Amendment to Receivables Purchase Agreement and Support Agreement is made as of the 1st day of April, 1996, by and among CITYSIDE FINANCE CORPORATION I, a Minnesota corporation ("Seller"), CITYSIDE FINANCIAL SERVICES OF WISCONSIN, INC., a Wisconsin corporation (in its capacity as seller of certain receivables, "Cityside", and in its capacity as servicer of those receivables, "Servicer", CLIPPER RECEIVABLES CORPORATION, a Delaware corporation ("Senior Purchaser"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (in its capacity as subordinated purchaser, "Subordinated Purchaser", and together with Senior Purchaser, "PURCHASERS", STATE STREET BOSTON CAPITAL CORPORATION, a Massachusetts corporation (the "Administrator"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (in its capacity as relationship bank, the "Relationship Bank") and C.H. ROBINSON, INC., a Minnesota corporation ("CHR").

                                   RECITALS
                                   --------

          A. Seller, Servicer, Senior Purchaser, Subordinated Purchaser, the Administrator and the Relationship Bank have entered into a Receivables Purchase Agreement dated October 23, 1995 (the "Receivables Purchase Agreement"), pursuant to which Senior Purchaser and Subordinated Purchaser have agreed to purchase an undivided interest in certain receivables purchased by Seller from Cityside.

          B. To induce Purchasers to enter into the Receivables Purchase Agreement with Seller, CHR has entered into a Support Agreement dated October 23, 1995 (the "CHR Support Agreement") to and for the benefit of Purchasers.

          C. Seller wishes to increase the size of the facility set forth and described in the Receivables Purchase Agreement and CHR wishes to modify its ownership structure of Servicer and Seller and, pursuant to the terms and subject to the conditions set forth in this First Amendment, the other parties hereto have agreed to such request.

          ACCORDINGLY, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
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          1.   Definitions. Except as otherwise expressly set forth herein, all capitalized terms used in this First Amendment which are defined in the Receivables Purchase Agreement shall have the same meanings assigned to them in the Receivables Purchase Agreement.

          2. Representations and Warranties of Seller. To induce Purchasers to enter into this First Amendment, Seller hereby represents and warrants as follows:

          (a) The Transaction Documents to which Seller is a party constitute the legal, valid and binding agreements of Seller, are subject to no defenses, counterclaims, rights of offset or recoupment and are enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (b) The representations and warranties contained in Section 6.01 of the Receivables Purchase Agreement are true and correct as of the date hereof as though made on and as of this date, except to the extent that such representations and warranties relate solely to an earlier date.

          (c) No event has occurred and is continuing or would result from the execution and delivery of this First Amendment and the ancillary documents contemplated hereby which constitutes or would constitute a default or an event of default under the Receivables Purchase Agreement or any other agreement, indenture, evidence of indebtedness or other obligation of Seller.

          3. Representation and Warranty of CHR. To induce Purchasers to enter into this First Amendment, CHR hereby represents and warrants that the CHR Support Agreement constitutes the legal, valid and binding agreement of CHR, is subject to no defenses, counterclaims, rights of offset or recoupment and is enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          4. Increase of Purchase Facility. Effective as of April 1, 1996, assuming satisfaction of each condition precedent set forth in paragraph 7 hereof, the Facility Amount shall be deemed increased to Thirty-Six Million Dollars ($36,000,000) and the definition of "Facility Amount" appearing in Appendix A to

                                       2
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the Receivables Purchase Agreement shall be deemed amended to read as follows:

          "'Facility Amount' shall mean $36,000,000, or such higher amount as may be established in accordance with Section 1.05(b)".

By signing this First Amendment, CHR hereby expressly acknowledges and consents to increase of the Facility Amount to $36,000,000 as contemplated above.

          5. Changes in Ownership Structure. Purchasers, the Administrator and the Relationship Bank hereby consent to and approve ownership of Servicer, Seller and related entities as follows: Seller will be a 100% wholly-owned subsidiary of Cityside. Cityside will be a 100% wholly-owned subsidiary of Cityside Holding Company. Cityside Holding Company will be a subsidiary of CHR Financial Services, Inc., with CHR Financial Services, Inc. holding not less than 90% of the issued and outstanding common stock of Cityside Holding Company. Up to 10% of the remaining issued and outstanding common stock of Cityside Holding Company, if not held by CHR Financial Services, Inc., may be held and owned by past, present or future employees, executives and other parties related to or otherwise affiliated with C.H. Robinson, Inc., CHR Financial Services, Inc., Cityside Holding Company, Cityside or Seller. CHR Financial Services, Inc. will be a 100% wholly-owned subsidiary of C.H. Robinson, Inc.

          6. Amendments to Receivables Purchase Agreement and Support Agreement. To permit the corporate reorganization contemplated in paragraph 5 above, the following amendments are hereby made to the Receivables Purchase Agreement and CHR Support Agreement, respectively:

          (a) The definition of "Change in Control" appearing on page A-4 of Appendix A to the Receivables Purchase Agreement is hereby amended in its entirety to read as follows:

          "'Change in Control' means any of the following:

               (a) The failure of Cityside to own free and clear of all liens, 100% of the issued and outstanding voting stock of Seller;

               (b) The failure of Cityside Holding Company to own free and clear of all liens, 100% of the issued and outstanding voting stock of Cityside;

               (c) The failure of CHR Financial Services, Inc. to own free and clear of all liens, 90% or more of the issued and outstanding voting stock of Cityside Holding

                                       3

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     Company, with the remaining issued and outstanding voting stock of Cityside
     Holding Company being held only by past, present or future employees, executives and other parties related to or otherwise affiliated with C.H. Robinson, CHR Financial Services, Inc., Cityside Holding Company, Cityside or Seller;

          (d) The failure of CHR to own (directly or through wholly-owned subsidiaries of CHR), free and clear of all liens, 100% of the issued and outstanding voting stock of CHR Financial Services, Inc.; or

          (e) The creation or imposition of any lien on any shares of capital stock of Seller or Servicer."

     (b) Section 1 (c) of the Support Agreement is hereby amended in its entirety to read as follows:

          "(c) Ownership. The Support Party shall not cause, suffer to exist or permit to occur a Change in Control as defined in the Receivables Purchase Agreement."

     7. Satisfaction of Conditions Under Section 1.05(a). In satisfaction of the conditions to increase the Facility Amount set forth in Section 1.05(a) of the Receivables Purchase Agreement:

          (a) Purchasers, the Administrator and the Relationship Bank hereby approve the requested increase in the Facility Amount to $36,000,000;

          (b) The Administrator acknowledges receipt from Seller of written notice requesting such increase not less than 30 days prior to the effective date thereof;

          (c) The Administrator has received written confirmation from Standard and Poor's Rating Services and Moody's Investors Service, Inc. confirming that the existing ratings on the Commercial Paper Notes will remain unchanged after giving effect to the increase contemplated in paragraph 4;

          (d) The Administrator, in its separate capacity as Liquidity Agent, and Senior Purchaser hereby confirm that the maximum amount of purchase commitments available to Senior Purchaser under the Liquidity Agreement has been increased to $33,526,956.52, which is the appropriate amount of increase in light of the proposed increase in the Facility Amount; and

                                       4




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          (e)  Seller hereby acknowledges, confirms and agrees that it shall pay, immediately upon demand, all out-of-pocket costs and expenses (including all attorneys fees and expenses) incurred by the Administrator, the Relationship Bank, the Liquidity Banks, either Purchaser, the Custodian and the Paying Agent in connection with effecting the increase contemplated in paragraph 4 above.

     8. Conditions Precedent. The increase in the Facility Amount contemplated in paragraph 4 shall not become effective until the Relationship Bank and the Administrator shall have received the following, in form and substance satisfactory to them:

          (a) This First Amendment, duly executed on behalf of each Party hereto.

          (b) Written confirmation from Standard & Poor's Rating Services and Moody's Investors Service, Inc. confirming that the existing ratings on the Commercial Paper Notes will remain unchanged after giving effect to the increase in the Facility Amount contemplated in paragraph 4 above.

          (c) An amendment to the Liquidity Agreement which shall (i) increase the maximum amount of the purchase commitments thereunder to an amount not less than $33,526,956.52, (ii) consent to this First Amendment and (iii) otherwise provide for such amendments or modifications thereof as the Parties shall agree, duly executed on behalf of each Party thereto.

          (d) Amendments to the Senior Purchaser Interest Rate Agreement, State Street Interest Rate Agreement and Servicer Interest Rate Agreement, respectively, increasing the notional amount of each such agreement to an amount not less than $32,869,565.22, duly executed on behalf of each Party thereto.

     9.   Miscellaneous.

     (a) Seller hereby reaffirms its agreement under Section 1.05(a) of the Receivables Purchase Agreement to pay or reimburse the Parties therein described, among other costs and expenses, for all expenses incurred by any such Party in connection with the amendment, performance or enforcement of the Transaction Documents, including without limitation, all reasonable fees and disbursements of counsel to the Purchasers incurred in connection with preparation of this First Amendment.

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     (b)  Except as expressly amended hereby, all provisions of the Transaction
Documents shall remain in full force and effect. After the effective date hereof, each reference in any Transaction Document, or any other document executed in connection with the Receivables Purchase Agreement, to "this Agreement", "hereunder" or "hereof" or words of like import referring to the Receivable Purchase Agreement or the CHR Support Agreement, respectively, shall be deemed and refer to the Receivables Purchase Agreement or the CHR Support Agreement, as the case may be, as amended hereby.

     (c) This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one in the same one and the same instrument.

     (d) The execution of this First Amendment and acceptance of any documents related hereto shall not be deemed a waiver of any Default or Event of Default under any Transaction Document, whether or not existing on the date of this First Amendment.

     (e) This First Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.


                          [SIGNATURE PAGE TO FOLLOW]

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     IN WITNESS WHEREOF, the undersigned have executed this First Amendment as of the day and year first above mentioned.

                                        CLIPPER RECEIVABLES
                                          CORPORATION, the Company

                                        By: /s/ Tiffany Percival
                                            ----------------------------
                                          Name: Tiffany Percival
                                                 -----------------------
                                          Title: Vice President
                                                 -----------------------

                                        STATE STREET BOSTON CAPITAL
                                          CORPORATION, as Program
                                          Administrator

                                        By: /s/ Sean Chen
                                            ----------------------------
                                          Name: Sean Chen
                                                ------------------------
                                          Title: Vice President
                                                 -----------------------

Percentage:                             NORWEST BANK MINNESOTA,
33.3334%                                  NATIONAL ASSOCIATION, as
                                          Liquidity Agent, Backup
                                          Purchaser and Liquidity
                                          Provider

                                        By:   /s/ Brent C. Fossey
                                            ----------------------------
                                            Brent C. Fossey
                                            Vice President

Percentage:                             FIRST BANK NATIONAL
33.3333%                                  ASSOCIATION, as
                                          Liquidity Provider

                                        By:   /s/ Mark R. McDonald
                                            ----------------------------
                                            Mark R. McDonald
                                            Vice President


                    [SIGNATURE PAGE 1 TO FIRST AMENDMENT TO
                      LIQUIDITY ASSET PURCHASE AGREEMENT]
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Percentage:                             HARRIS TRUST AND SAVINGS BANK,
33.3333%                                  as Harris

                                        By: /s/ Jerome P. Crokin
                                            -----------------------
                                            Jerome P. Crokin
                                            Vice President


                 [SIGNATURE PAGE 2 TO FIRST AMENDMENT TO
                   LIQUIDITY ASSET PURCHASE AGREEMENT]